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                                                                  Exhibit 23 (i)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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To the Stockholders and
Board of Directors of
J. C. Penney Company, Inc.


We consent to the use of our reports incorporated herein by reference.

Our reports dated February 24, 1994 covering the consolidated financial statements and schedules of J. C. Penney Company, Inc. and Subsidiaries as of January 29, 1994, January 30, 1993, and January 25, 1992, and for the years then ended refer to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, Employers' Accounting for
                                                     -------------------------
Postretirement Benefits Other Than Pensions, in 1991, and to the adoption of the
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Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 109, Accounting for Income Taxes, in 1993.
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                                                           KPMG Peat Marwick LLP



Dallas, Texas
December 16, 1994